UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2008 (February 29, 2008)

CPG INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 558-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 29, 2008, CPG International Inc. (the “Company” or “CPG”) and its subsidiaries, entered into a Term Loan and Security Agreement (the “Term Loan Agreement”) with Wachovia Bank, National Association, as administrative agent, Wachovia Capital Markets, LLC as lead arranger and bookrunner and the lenders from time to time party thereto. Pursuant to the Term Loan Agreement, the lenders thereunder extended a $25.0 million term loan (the “Term Loan”) to CPG International I Inc., Scranton Products Inc., AZEK Building Products Inc. and Procell Decking Inc., each a direct or indirect wholly owned subsidiary of CPG, as the borrowers (the “Borrowers”) under the Term Loan Agreement.

Wachovia Capital Partners 2005, LLC (“Wachovia Capital”), a private equity fund affiliated with Wachovia Bank, National Association, owns approximately 14.8% of the outstanding class A units of CPG International Holdings LP, CPG’s indirect parent company (“Holdings”).  Wachovia Capital has one representative on the Company’s board of directors as well as one representative on the advisory board of Holdings.  In addition, Wachovia Bank, National Association and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with the Company and its affiliates.

The Term Loan Agreement requires the Borrowers to repay the outstanding principal of the Term Loan in quarterly installments of $62,500 from March 31, 2008 through December 31, 2010, with the remaining outstanding principal balance of the Term Loan due no later than February 28, 2011. Interest on the Term Loan will accrue at a rate per annum, equal to, at the option of the Borrowers, either (i) base rate (prime rate) plus a spread of 4.00%, (ii) adjusted LIBOR plus a spread of 5.00%, or (iii) a combination thereof.

The Term Loan Agreement contains various covenants, including a financial covenant which requires the Company and its subsidiaries to maintain, as defined, minimum ratios or levels of consolidated senior secured indebtedness to consolidated EBITDA. The Term Loan Agreement also imposes certain restrictions on the Company and its subsidiaries, including restrictions on the ability to issue guarantees, grant liens, make fundamental changes in their business, corporate structure or capital structure, make loans and investments, enter into transactions with affiliates, modify or waive material agreements, or prepay or repurchase indebtedness.

If an event of default under the Term Loan Agreement occurs, the administrative agent acting at the direction of required lenders may, among other things, declare the principal amount of all obligations under the Term Loan Agreement immediately due and payable (and all such obligations automatically become due and payable in the case of certain events of bankruptcy or insolvency). Events of default under the Term Loan Agreement include failure to pay interest or principal of the borrowings thereunder, failure to comply with certain covenants or agreements contained therein, certain change of control transactions and other events of default customary for financings of this type, subject to, as the case may be, applicable cure periods.

The Term Loan is secured by all personal and real property and fixtures of CPG and its subsidiaries, and obligations thereunder are guaranteed (or cross-guaranteed) by CPG and its subsidiaries (subject to customary exceptions with respect to foreign subsidiaries). The priority of liens on assets of CPG and its subsidiaries created pursuant to the Term Loan Agreement, on one hand, and the Company’s existing asset-based revolving credit facility, on the other hand, are governed by and subject to an intercreditor agreement entered into by CPG and its subsidiaries and agents for lenders under each of the Term Loan Agreement and the existing revolving credit facility.

The net proceeds from the Term Loan were used, together with other sources, to fund the Company’s acquisition of Compos-A-Tron Manufacturing Inc. (“Composatron”). The acquisition of Composatron is described in Item 2.01 of this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 29, 2008, the Company completed the previously announced acquisition by its indirect wholly owned subsidiary, AZEK Canada Inc., a corporation incorporated under the laws of the Province of Ontario (“AZEK Canada”), of Composatron pursuant to a share purchase agreement, entered into on February 11, 2008, with John Scrymgeour, Cheryl Scrymgeour, Paolo Baldassarra, Mary

Baldassarra, Kurt Gowman, Donna Gowman, Janet Pratt, Knox & Company International, Inc. and Creative Composite Products Inc.  In connection with the acquisition of Composatron, AZEK Canada merged with and into Composatron on February 29, 2008, and the entity surviving this merger was AZEK Canada.

Composatron is a privately held manufacturer of Premier and Trademark Railing Systems, leading composite railing solutions for the residential housing market. The Premier and Trademark branded railing systems are manufactured using a PVC / wood flour composite and a co-extruded PVC capstock. The products have the subtle texture of painted wood and are ICC code listed. A copy of the Company’s press release announcing the completion of the acquisition of Composatron is furnished with this report as Exhibit 99.1.

The purchase price for the acquisition was approximately CAD $30 million, subject to working capital adjustments (with additional payments if certain financial targets are met in 2008). To finance the acquisition and CPG’s related fees and expenses, the sources of funds included net proceeds from $25 million (or approximately CAD $24.5 million) of borrowings under the Term Loan Agreement described in Item 1.01 of this Current Report on Form 8-K together with cash from the Company’s operations.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K relating to the Term Loan Agreement are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On March 6, 2008, the Company issued a press release to announce the completion of its acquisition of Composatron, as described in Item 2.01 of this Current Report on Form 8-K. A copy of this press release is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Description
99.1	Press Release, dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
By:	/s/ Scott Harrison
Scott Harrison
Executive Vice President and
Chief Financial Officer

Dated: March 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 6, 2008.

Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements made in this Form 8-K that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are forward looking statements. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.